Exhibit 10.2

December 12, 2008

AmeriCredit Corp.

801 Cherry Street

Suite 3900

Fort Worth, Texas 76102

Attn:	Daniel E. Berce, President and Chief Executive Officer

Ladies and Gentlemen:

We have discussed with you our acquisition of shares of common stock, $.01 par value per share (the “Common Stock”), of AmeriCredit Corp., a Texas corporation (the “Company”). In consideration for the Company’s forbearing the enactment of certain shareholder protection measures at the present time, and without prejudice to the Company’s enactment of such measures in the future, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, we agree as follows:

1. We agree that, until December 31, 2010, without the prior approval of a majority of the members of the Board of Directors of the Company (the “Board”) who are not Affiliates of ours and who have not been nominated to serve on the Board by us or any of our Affiliates (the “Disinterested Directors”), we will not (i) enter into or agree, offer, seek or propose to enter into, directly or indirectly, any merger, acquisition transaction or other business combination, recapitalization, or restructuring involving the Company or any of its subsidiaries or any of their respective assets or properties; (ii) make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission promulgated under the Exchange Act) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries in connection with seeking the removal of any directors on the Board or a change in the size or composition of the Board, or call a special shareholders’ meeting for any such purpose; or (iii) directly or indirectly enter into any discussions, negotiations, arrangements or understandings with any other person (including any individual, firm, corporation, partnership or other entity or any “person” as such term is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) (“person”) with respect to any of the foregoing activities or propose any of such activities. The “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute. The term “Affiliate” shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

2. We acknowledge that we have acquired in the aggregate 492,652 shares of Common Stock of the Company, and, until December 31, 2010, without the prior approval of a majority of the Disinterested Directors, we agree that we will not acquire any additional shares of Common Stock (or rights in respect thereof) or the right or rights to acquire or vote additional voting securities of the Company, other than additional shares of Common Stock (or rights in respect thereof) or the right or rights to acquire or vote additional voting securities of the

Company that may be granted to Bruce Berkowitz in connection with any such grants made generally to members of the Board in connection with their Board service; provided, however, we may acquire additional shares of Common Stock (or rights in respect thereof) or the right or rights to acquire or vote additional voting securities of the Company in any rights offering conducted by the Company in which any current holders of the Company’s securities are offered the opportunity, on a pro rata basis, to acquire shares or other securities, voting or non-voting, of the Company. We represent and warrant that, as of the date hereof, the 492,652 shares of Common Stock set forth in this Paragraph 2 are the only shares of Common Stock held by us, directly or indirectly (other than any shares of Common Stock held by Fairholme Funds, Inc. and Fairholme Capital Management, L.L.C., on behalf of its advisory clients for which it exercises investment discretion), and by any members of the family of Bruce Berkowitz or any trusts created for the benefit of the members of his family.

3. The restrictions set forth in Paragraph 2 hereof are expressly agreed to preclude us from engaging in any hedging or other transaction which is or would result in the acquisition of “beneficial ownership” (as defined in Rule 13d-3 of the Exchange Act) of Common Stock in contravention of the provisions of this letter agreement. Such prohibited hedging or other transactions would include, without limitation, any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Stock.

4. We agree that, until December 31, 2010, at any meeting of the shareholders of the Company, however called, or in any other circumstance in which the vote, consent or approval of the shareholders of the Company, in their capacity as shareholders, is sought, with respect to the election or removal of directors of the Company, that we shall vote, give our consent or withhold our vote with respect thereto, or cause to be voted or withheld from voting or cause consent to be given or not given with respect thereto, all shares of Common Stock held by us, or over which we exercise voting control and to which this agreement relates, in favor of those nominees approved by the Disinterested Directors, provided, if Fairholme Funds, Inc. and Fairholme Capital Management, L.L.C., on behalf of certain of its advisory clients (collectively, “Fairholme”), have become and remain entitled to designate an individual for election to the Board in accordance with the provisions of that certain letter agreement, dated the date hereof, by and among Fairholme and the Company (the “Fairholme Letter”), the foregoing shall only apply if Fairholme’s nominee shall have been nominated to serve on the Board upon the expiration of his or her term of office, if any such term is expiring, to the extent required under the Fairholme Letter. We agree that we will not grant any proxy, power-of-attorney or other authorization in or with respect to any shares of Common Stock that are held by us, or over which we exercise voting control and to which this agreement relates, or take any other action, in our capacity as a shareholder of the Company, that would in any way restrict, limit or interfere with the performance of our obligations hereunder.

5. The Company shall furnish us with such financial information concerning the Company that we request to enable us to timely comply with our reporting obligations under applicable securities laws.

6. We agree that all shares of Common Stock that we beneficially own as of the date of this letter agreement, and any shares of Common Stock that we purchase or with respect to which we otherwise acquire beneficial ownership or voting rights, directly or indirectly, after the date of this letter agreement, including, without limitation, shares issued upon the conversion, exercise or exchange, as the case may be, of securities held by us that are convertible into, or exercisable or exchangeable for, shares of Common Stock, shall be subject to the terms and conditions of this letter agreement.

7. The restrictions and agreements made by us contained in Paragraphs 1 through 4 shall terminate upon the termination of the restrictions contained in paragraphs 1 through 6 of the Fairholme Letter in accordance with the terms of the Fairholme Letter. The restrictions and obligations of the Company contained in Paragraph 5 hereof shall terminate upon the earliest to occur of (i) if we breach any material provision of this letter agreement, which breach shall continue uncured for more than 30 days after written notice of such breach shall have been delivered by the Company to us, but any such breach hereof by us shall not relieve us of the restrictions and agreements made by us herein or (ii) December 31, 2010. Notwithstanding the foregoing, the provisions of Paragraph 5 hereof shall continue for so long as (but only to the extent that) we are required to include financial information concerning the Company in our public reporting.

8. The parties hereto acknowledge and agree that money damages would not be a sufficient remedy for any breach or threatened breach of any provision of this letter agreement, and that in addition to all other remedies which we or the Company may have, each of the parties hereto will be entitled to seek specific performance and injunctive or other equitable relief as a remedy for any such breach, without the necessity of posting any bond.

9. It is understood and agreed that no failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10. The invalidity or unenforceability of any provision of this letter agreement shall not affect the validity or enforceability of any other provisions of this letter agreement, which shall remain in full force and effect.

11. This letter agreement, including, without limitation, the provisions of this Paragraph 11, may not be amended, modified, terminated or waived, in whole or in part, except upon the prior written approval of a majority of the Disinterested Directors and by a separate writing signed by the Company, if so authorized by the Disinterested Directors, and us expressly so amending, modifying, terminating or waiving such agreement or any part hereof. Any such amendment, modification, termination or waiver of this letter agreement or any part hereof made without the prior written approval of the Disinterested Directors shall be void and of no legal effect.

12. This letter agreement may be executed in two or more counterparts (including by means of facsimile), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Receipt of an executed signature page to this letter agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of this executed letter agreement shall be deemed to be originals thereof.

13. Each party agrees and consents to personal jurisdiction and service of process and exclusive venue in the federal district court for the Northern District of Texas, Dallas Division, or the State of Texas for the purposes of any action, suit or proceeding arising out of or relating to this letter agreement. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without regards to its conflicts of law principles.

Very truly yours,

Tracey Berkowitz

Bruce Berkowitz

The Fairholme Foundation

By:
Name:
Title:

East Lane, LLC

By:
Name:
Title:

Confirmed and agreed to as of

the date first written above:

AmeriCredit Corp.

By:
Name:	Daniel E. Berce
Title:	President and Chief Executive Officer

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